Exhibit 99.1

FOR IMMEDIATE RELEASE

UPDATE ON LITIGATION BETWEEN STIFEL NICOLAUS CANADA AND STETSON OIL AND GAS

ST. LOUIS, March, 4, 2013 - Stifel Nicolaus Canada Inc., a subsidiary of Stifel Financial Corp. (NYSE: SF), received an adverse decision from the Court in connection with litigation dating back to 2008 between Stetson Oil and Gas Ltd. and Stifel Nicolaus Canada on Friday, March 1, 2013.

Stifel Nicolaus Canada disagrees with the Court’s decision and intends to appeal that decision at the appropriate time. Stifel Nicolaus Canada believes it has adequate reserves for what it believes will be the ultimate resolution of this matter.

Stifel Company Information

Stifel Financial Corp. (NYSE: SF) is a financial services holding company headquartered in St. Louis, Missouri that conducts its banking, securities, and financial services business through several wholly owned subsidiaries. Stifel clients are served through Stifel, Nicolaus & Company, Incorporated in the U.S., through Stifel Nicolaus Canada Inc. in Canada, through Stifel Nicolaus Europe Limited in the United Kingdom and Europe, and through Keefe, Bruyette & Woods, Inc. in the U.S. and Europe. The Company’s broker-dealer affiliates provide securities brokerage, investment banking, trading, investment advisory, and related financial services to individual investors, professional money managers, businesses, and municipalities. Stifel Bank & Trust offers a full range of consumer and commercial lending solutions. Stifel Trust Company, N.A. offers trust and related services. To learn more about Stifel, please visit the Company’s web site at www.stifel.com.

Cautionary Note Regarding Forward-Looking Statements

The information contained in this press release contains certain statements that may be deemed to be “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements in this release not dealing with historical results are forward-looking and are based on various assumptions. The forward-looking statements in this release are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in or implied by the statements. Material factors and assumptions could cause actual results to differ materially from current expectations. The Company does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made. The Company disclaims any intent or obligation to update these forward-looking statements.

Investor Relations

Sarah Anderson

415-364-2500, investorrelations@stifel.com